Exhibit 99.1

NEWS RELEASE	Contact:	Dave Horin
Chief Financial Officer
(212) 356-0545

Rodman & Renshaw Capital Group Announces
Certain Highlights for the Two Months Ended February 29, 2012
and 2011 Financial Results

New York, NY -- March 14, 2012 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) announced certain preliminary results for the two months ended February 29, 2012 and financial results for the full year and quarter ended December 31, 2011.

Edward Rubin, Rodman’s Chief Executive Officer, stated, “Last year was a difficult period for our industry and for us, and our 2011 results reflect that. In the first two months of 2012 we have seen a marked improvement in our business as a result of being able to monetize a number of transactions from our deal pipeline. With the introduction of the DirectMarkets platform and general improvement in market conditions, we are optimistic about the rest of 2012.”

Highlights for the Two Months Ended February 29, 2012:

•	Introduced DirectMarkets, the first-ever 24/7 automated electronic transaction platform to link issuers with investors for primary offerings of securities by existing publicly traded companies.

•

The Company earned investment banking revenue of approximately $21.5 million and brokerage revenue of approximately $4.3 million for the first two months of 2012, compared to investment banking revenue and brokerage revenue of $7.5 million and $6.2 million, respectively, for the fourth quarter of 2011.

During the first two months of 2012, the Company completed 17 financing transactions raising approximately $800 million, including our role as advisor to ZaZa Energy LLC in connection with its merger with Toreador Resources Corporation (Nasdaq: TRGL), and as the exclusive agent for the placement of $100 million of senior secured notes and related warrants in this transaction. The merger and financing of the ZaZa Energy LLC and Toreador Resources Corporation transaction were completed on February 21, 2012.

•

Liquid assets were approximately $28.0 million as of February 29, 2012, compared to approximately $15.5 million as of December 31, 2011. Liquid assets consist of cash and cash equivalents, “Level I” assets less “Level I” liabilities, “Level II” assets less “Level II” liabilities and net current receivables.

•	The increase in liquid assets of approximately $12.5 million since December 31, 2011 is a result of investment banking fees earned and our reduced fixed-cost structure.

In March 2012 we expect to pay employees approximately $3.7 million related to 2011 year-end bonuses; this compares to $14.7 million paid in February 2011 for 2010 year-end bonuses. The CEO and our other founder senior executives did not receive a 2011 year-end bonus and a pro-rata portion of restricted stock units (RSUs) previously granted to them, subject to performance, did not vest.

•	These preliminary results are subject to further quarterly review procedures by the Company.

Full Year 2011 Highlights:

•	Investment banking revenue of $57.6 million, compared to $87.2 million in 2010.

•	Revenue, excluding principal transactions, of $82.8 million, compared to $96.2 million in 2010.

•

Net loss of $36.4 million, or ($0.99) per diluted share. Non-GAAP operating net loss of $7.4 million, or ($0.20) per diluted share and a (14%) pre-tax operating margin. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

•	92 financing transactions were completed, raising $2.9 billion in 2011, compared to 116 financing transactions raising $3.0 billion in 2010.

•	The Company was once again ranked the number one investment bank in PIPE and Registered Direct transactions by deal volume for 2011.[1]

Fourth Quarter 2011 Highlights:

•	Investment banking revenue of $7.5 million, compared to $22.1 million and $7.9 million in the fourth quarter of 2010 and the third quarter of 2011, respectively.

•	Revenue, excluding principal transactions, of $13.9 million, compared to $23.5 million and $18.0 million in the fourth quarter of 2010 and the third quarter of 2011, respectively.

•

Net loss of $19.3 million, or ($0.52) per diluted share. Non-GAAP operating net loss of $1.8 million, or ($0.05) per diluted share and a (22%) pre-tax operating margin. For the third quarter of 2011, the Company reported non-GAAP operating net loss of $4.2 million, or ($0.11) per diluted share and an (40%) pre-tax operating margin. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

•

19 financing transactions were completed, raising $0.9 billion in the fourth quarter of 2011, compared to 41 financing transactions raising $1.4 billion in the fourth quarter of 2010 and 14 financing transactions raising $0.2 billion in the third quarter of 2011.

The Company will hold a conference call this morning, March 14, 2012, at 10:00 AM Eastern Time to discuss these results (see “Conference Call Information” below).

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $7.5 million for the fourth quarter of 2011, which included $1.0 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $22.1 million in investment banking revenue, which included $3.4 million related to warrants received, for the fourth quarter of 2010 and $7.9 million in investment banking revenue, which included $1.3 million related to warrants received, for the third quarter of 2011. Private placement and underwriting revenue for the fourth quarter of 2011 was $7.0 million, compared to $6.7 million for the third quarter of 2011. Strategic advisory fees for the fourth quarter of 2011 were $0.5 million, compared to $1.2 million for the third quarter of 2011.

Sales & Trading

Brokerage revenue for the fourth quarter was approximately $6.2 million, net of $1.6 million of soft dollar expense, compared to $1.2 million for the fourth quarter of 2010 and $7.1 million, net of $0.4 million of soft dollar expense, for the third quarter of 2011. The increase in brokerage revenues was primarily due to the Hudson business acquired in the second quarter of 2011.

[1]	Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

Principal Transactions

Principal transactions revenue (which predominantly represents changes in the value of the Company’s warrant portfolio) for the fourth quarter was a $2.9 million loss, compared to a $1.4 million loss for the fourth quarter of 2010 and a $6.8 million loss for the third quarter of 2011. The decline in the Company’s warrant portfolio value is related to the reduction in the market value of the securities underlying warrants resulting from adverse market conditions in small-cap financial instruments. Since the fluctuation in value is outside of the Company’s control, it excludes such revenue or loss when recording income on a non-GAAP basis.

Operating Expenses

Compensation Expense

•	Employee compensation and benefits expense for the fourth quarter of 2011 was $3.3 million, compared to $14.1 million for the fourth quarter of 2010 and $12.1 million for the third quarter of 2011.
•

Employee compensation and benefits expense for the year ended December 31, 2011, excluding the $1.6 million in severance expense from compensation and excluding the $17.3 million principal transactions loss from revenue, represented 57% of transaction-related revenue (revenue excluding principal transactions), compared to 57% in the comparable 2010 period. The Company targets a compensation ratio of 55% to 60% of transaction-related revenue on an annualized basis.

•	The Company had 191 full-time employees at December 31, 2011.

Non-Compensation Expense

Non-compensation expense for the fourth quarter was $10.0 million, compared to $6.4 million for the fourth quarter of 2010 and $13.9 million for the third quarter of 2011. The increase from prior year’s quarter in terms of non-compensation expense was principally due to additional fixed and variable expenses related to the acquisition of Hudson, including increases of $1.2 million in communications and market research expenses, $1.0 million in execution and clearing expenses, $0.8 million in impairment to goodwill and other intangible assets, and $0.9 million in other expenses.

Income Taxes

In determining the possible future realization of deferred tax assets, the future taxable income from the following sources was taken into account: (a) the reversal of taxable temporary differences, (b) future operations exclusive of reversing temporary differences and (c) tax planning strategies that, if necessary, would be implemented to accelerate taxable income into years in which net operating losses might otherwise expire.

In the fourth quarter of 2011, the Company concluded after considering all available evidence that the Company’s deferred tax asset is no longer more likely than not to be realized. This conclusion resulted in the recording of an approximately $18 million valuation allowance on its deferred tax assets.

Capital

Liquid assets were approximately $15.5 million at December 31, 2011, consisting of cash and cash equivalents, “Level I” assets less “Level I” liabilities, “Level II” assets less “Level II” liabilities and net current receivables, compared to $30.7 million at December 31, 2010. The decrease in liquid assets primarily relates to 2010 year-end bonus payments paid during the first quarter of 2011, the cost of treasury stock purchases and cash outflows from operations.

Book value per common share at December 31, 2011 was $0.62. Book value per common share is based on common shares outstanding. Adjusted book value per common share at December 31, 2011 was $0.49. Adjusted book value per common share is based on common shares outstanding, including unvested and vested restricted stock and restricted stock units.

Conference Call Information

In conjunction with this release, Rodman & Renshaw will hold a conference call on March 14, 2012 at 10:00 AM Eastern Time, hosted by Mr. Edward Rubin, Chief Executive Officer; Mr. Anthony Sanfilippo, President; and Mr. David Horin, Chief Financial Officer. Investors and analysts can participate in the conference call by dialing 1-877-407-9205 (United States) or 1-201-689-8054 (International).

The conference will be replayed in its entirety beginning at approximately 2:00 PM Eastern Time on March 14, 2012, through to 11:59 PM Eastern Time on March 21, 2012. To access the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account #286, Conference # 389515.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman & Renshaw Capital Group, Inc. website located at www.rodm.com. Please allow for some time following the completion of the conference call to access the archive of the Webcast. Allow for time prior to the conference call Webcast to visit the website and download the streaming media software required to listen to the Internet broadcast.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC and Direct Markets, Inc.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005.

For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

About Direct Markets, Inc.

A subsidiary of Rodman & Renshaw Capital Group, Inc., Direct Markets, Inc. will operate an automated state-of-the-art electronic transaction platform to directly link existing public company issuers and investors seeking to transact primary offerings of securities. Direct Markets will bring unprecedented, cost-efficient access to the capital markets into the C-Suite of public companies and bypass certain traditional roles typically held by investment banks that presently control the transactional process. Both investors and issuers will benefit from 24/7 seamless access to Direct Markets’ platform through a graphical user interface (GUI) accessible via a desktop or laptop computer, as well as mobile smart devices such as tablets or smartphones.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, including the timing of revenues and realization on the Company’s pipeline and the closing of the financing described herein, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause actual results to materially differ from the Company’s historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, filed March 15, 2011, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition
as of December 31, 2011 (Unaudited) and December 31, 2010
Dollars in Thousands, Except Per Share Amounts

	December 31, 2011	December 31, 2010

Assets
Cash and cash equivalents:
Unrestricted	$5,789	$13,350
Restricted	1,602	1,448

Total cash and cash equivalents	7,391	14,798
Financial instruments owned, at fair value:
Corporate equity securities	5,064	7,497
Merchant banking investments	9,559	10,557
Warrants	4,767	15,570
Fixed income	1,093	—
Notes	—	2,197
Investments in shell companies	—	1,654
Other investments	1,379	505

Total financial instruments owned, at fair value	21,862	37,980
Private placement and other fees receivable	1,766	3,598
Receivable from brokers, dealers & clearing agencies	1,828	7,706
Prepaid expenses	512	2,549
Property and equipment, net	3,027	3,263
Other assets	2,440	10,608
Goodwill and other intangible assets, net	—	601

Total Assets	$38,826	$81,103

Liabilities and Stockholders’ Equity
Accrued compensation payable	$5,924	$19,287
Accounts payable and accrued expenses	4,610	4,947
Acquisitions related payables	—	690
Financial instruments sold, not yet purchased, at fair value	1,643	3,918
Long term debt	5,997	—

Total Liabilities	18,174	28,842

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized; 33,672,699 and 33,484,098 issued as of December 31, 2011 and December 31, 2010, respectively	34	33
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	—	—
Additional paid-in capital	74,221	69,654
Treasury stock, 100,000 shares and 97,500 shares as of December 31, 2011 and December 31, 2010, respectively	(46)	(260)
Accumulated deficit	(53,557)	(17,166)

Total Stockholders’ Equity	20,652	52,261

Total Liabilities and Stockholders’ Equity	$38,826	81,103

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations for the
Three Months and Year Ended December 31, 2011 and 2010 (Unaudited)
Amounts in Thousands, Except Per Share Amounts

	Three Months Ended December 31,		Year Ended December 31,

	2011	2010	2011	2010

Revenues:
Investment banking	$7,499	22,093	57,573	87,245
Merchant banking	312	257	1,149	1,573
Brokerage	6,189	1,197	20,888	4,102
Conference fees	(55)	—	3,107	3,158
Principal transactions	(2,879)	(1,393)	(17,275)	(12,597)
Interest and other income	3	(17)	47	134

Total revenues	11,069	22,137	65,489	83,615

Operating expenses:
Compensation and benefits	3,319	14,107	48,545	54,653
Conference expense	185	—	6,980	9,932
Professional and consulting	1,693	1,339	7,581	6,504
Occupancy and equipment rentals	857	779	3,773	3,111
Advertising and marketing	107	264	696	1,520
Communication and market research	2,168	945	7,148	3,545
Execution and clearing	1,059	56	3,214	—
Depreciation and amortization	416	382	1,597	1,613
Business development	986	1,892	4,971	5,522
Impairment of other intangibles	813	—	813	933
Bad debt expense	93	—	251	666
Interest expense		—	504	—
Other	1,632	758	7,379	3,660

Total operating expenses	13,328	20,522	93,452	91,659

Operating (loss) income	(2,259)	1,615	(27,963)	(8,044)
Income tax expense (benefit)	17,073	422	8,428	(2,487)

Net (loss) income	$(19,332)	1,193	(36,391)	(5,557)

Net (loss) income per common share:
Basic	$(0.52)	0.03	(0.99)	(0.15)

Diluted	$(0.52)	0.03	(0.99)	(0.15)

Weighted average common shares outstanding:
Basic	37,008	35,314	36,798	36,079

Diluted	37,008	37,466	36,798	36,079

The table below reconciles weighted average number of common shares outstanding, basic and diluted, for the three months and year ended December 31, 2011 and 2010 (weighted average shares in thousands):

		Three Months Ended December 31,		Year Ended December 31,

		2011	2010	2011	2010

Shares outstanding	(A)	34,090	33,671	34,291	34,694
Unearned restricted stock	(B)	—	(93)	(11)	(106)
Earned restricted stock units	(C)	2,918	1,736	2,518	1,491

Shares outstanding, basic		37,008	35,314	36,798	36,079

Stock options	(D)	—	—	—	—
Non-vested restricted stocks and RSUs	(D)	—	2,152	—	—

Shares outstanding, diluted		37,008	37,466	36,798	36,079

(A)	Shares outstanding represents shares issued less shares repurchased in treasury stock.

(B)

As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as the Company’s obligation to issue these shares remains contingent.

(C)

As earned restricted stock units (“RSUs”) are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(D)

Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

Non-U.S. GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended December 31, 2011, September 30, 2011, and December 31, 2010 and its financial results for the year ended December 31, 2011. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

A reconciliation of the Company’s GAAP net income (loss) for the fourth quarter of 2011, the third quarter of 2011, the fourth quarter of 2010, and the full year of 2011, to its non-GAAP net operating income (loss) for the fourth quarter of 2011, the third quarter of 2011, the fourth quarter of 2010, and the full year of 2011 is set forth below (in millions of dollars):

Net loss for the three months ended December 31, 2011	$(19.3)
Exclusion of principal transaction loss, net of taxes	1.8
Valuation allowance on income taxes	17.9
Impairment of goodwill and other intangible assets, net of taxes	0.5
Reversal of prior quarters’ discretionary bonus accrual, net of taxes	(3.0)
Tax effect of stock options granted in 2006 expiring unexercised	0.2
Severance expense, net of taxes	0.2

Non-GAAP net operating loss for the three months ended December 31, 2011	$(1.8)

Net loss for the three months ended September 30, 2011	$(9.0)
Exclusion of principal transaction loss, net of taxes	4.2
Severance expense, net of taxes	0.3
Hudson acquisition related expense	0.3

Non-GAAP net operating loss for the three months ended September 30, 2011	$(4.2)

Net income for the three months ended December 31, 2010	$1.2
Exclusion of principal transaction loss, net of taxes	0.8

Non-GAAP net operating income for the three months ended December 31, 2010	$2.0

Net loss for the year ended December 31, 2011	$(36.4)
Exclusion of principal transaction loss, net of taxes	10.5
Hudson acquisition related expense	1.5
Impairment of goodwill and other intangible assets, net of taxes	0.5
Tax effect of stock options granted in 2006 expiring unexercised	0.6
Valuation allowance on income taxes	17.9
Reduction in discretionary bonus accrual, net of taxes	(3.0)
Severance expense, net of taxes	1.0

Non-GAAP net operating loss for the year ended December 31, 2011	$(7.4)

Basic and diluted income (loss) per share is calculated by dividing net income by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted income (loss) per share for the fourth quarter of 2011, the third quarter of 2011, the fourth quarter of 2010 and the full year of 2011 before and after applying the adjustments described above:

Amounts in Thousands, Except Per Share Amounts	Three Months Ended			Year Ended

	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011

Weighted average shares:
Basic	37,008	37,325	35,314	36,798
Diluted	37,008	37,325	37,466	36,798

Income (loss) per share:
Basic	$(0.52)	(0.24)	0.03	(0.99)
Diluted	$(0.52)	(0.24)	0.03	(0.99)

Non-GAAP income (loss) per share:
Basic	$(0.05)	(0.11)	0.06	(0.20)
Diluted	$(0.05)	(0.11)	0.05	(0.20)

Pre-tax operating margin is calculated by dividing (a) operating loss, with non-GAAP adjustments, by (b) total revenues less non-cash principal transaction revenue.

Amounts in Millions, Except Percentages	Three Months Ended December 31, 2011	Three Months Ended September 30, 2011	Year Ended December 31, 2011

Operating loss	$(2.3)	(14.9)	(28.0)
Principal transaction loss	2.9	6.8	17.3
Reduction in discretionary bonus accrual	(4.9)	—	(4.9)
Hudson acquisition expense	—	0.3	1.5
Impairment of goodwill and other intagible assets	0.8	—	0.8
Severance expense	0.4	0.6	1.7

Adjusted operating loss (non-GAAP)	$(3.1)	(7.2)	(11.6)

Total revenues	$11.1	11.2	65.5
Principal transaction loss	2.9	6.8	17.3

Adjusted total revenues (non-GAAP)	$13.9	18.0	82.8

Pre-tax operating margin (non-GAAP)	-22%	-40%	-14%